UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2022

SILVERBACK THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39756	81-1489190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Fairview Ave N, Suite 600 Seattle, Washington	98109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 456-2900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SBTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 25, 2022, Silverback Therapeutics, Inc. (“Silverback”), Sabre Merger Sub, Inc. (“Merger Sub”) and ARS Pharmaceuticals, Inc. (“ARS Pharma”), entered into the Second Amendment (the “Amendment”) to the Agreement and Plan of Merger and Reorganization, dated as of July 21, 2022, as amended on August 11, 2022 (the “Merger Agreement”), by and among Silverback, Merger Sub and ARS Pharma, pursuant to which the parties agreed to amend the Merger Agreement as follows:

1.	Section 8.5 of the Merger Agreement was amended and restated in its entirety to read as follows:

8.5    Parent Net Cash. Parent Net Cash, as finally determined pursuant to Section 1.6, shall not be less than $210,000,000 nor greater than $265,000,000; provided, however, that if Parent Net Cash is greater than $265,000,000, Parent may declare a Permitted Dividend in the amount of such excess to satisfy such condition.”

2.	The proviso set forth in Section 4.1(b)(i) of the Merger Agreement was amended and restated in its entirely to read as follows:

“provided, however, that to the extent that Parent Net Cash is greater than $265,000,000, Parent shall be permitted to declare any such excess amount as a dividend (a “Permitted Dividend”);”

3.	Clause (i) in the definition of Parent Valuation was amended and restated in its entirety to read as follows:

“(i) if Parent Net Cash is greater than $240,000,000, the sum of (x) the Parent Equity Value plus (y) the amount by which, up to $25,000,000, Parent Net Cash exceeds $240,000,000.”

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements which include, but are not limited to, statements regarding the proposed merger between Silverback and ARS Pharma (the “Merger”). These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Silverback’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the ability of the parties to consummate the proposed Merger in a timely manner or at all; the satisfaction (or waiver) of closing conditions to the consummation of the proposed Merger, including with respect to the approval of Silverback’s stockholders; potential delays in consummating the proposed Merger; the impact of health epidemics, including the COVID-19 pandemic, on the parties’ respective businesses and the actions the parties may take in response thereto; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; the effect of the pendency of the proposed Merger on Silverback’s business relationships, operating results and business generally; costs related to proposed Merger; and the outcome of any legal proceedings that may be instituted against Silverback, ARS Pharma or any of their respective directors or officers related to the merger agreement or the proposed Merger. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in Silverback’s most recent filings with the U.S. Securities and Exchange Commission (“SEC”), including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov. These documents can be accessed on Silverback’s web page at https://ir.silverbacktx.com/ by clicking on the link “Financials & Filings.”

The forward-looking statements included in this Current Report on Form 8-K are made only as of the date hereof. Silverback assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Additional Information and Where to Find It

In connection with the proposed Merger, Silverback filed with the SEC the preliminary proxy statement on August 11, 2022 and a definitive proxy statement on October 6, 2022 relating to the proposed Merger and other relevant documents. The definitive proxy statement has been mailed to Silverback’s stockholders as of September 19, 2022, the record date established for voting on the proposed Merger and any other matters to be voted on at the special meeting of Silverback’s stockholders. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS, ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SILVERBACK, ARS PHARMA, AND THE PROPOSED MERGER. Investors and security holders may obtain free copies of these documents (when they are available) on the SEC’s web site at www.sec.gov, on Silverback’s website at https://ir.silverbacktx.com/ or by contacting Silverback’s Investor Relations via email at IR@silverbacktx.com or by telephone at (206) 736-7946.

Participants in the Solicitation

Silverback and its directors and certain of its executive officers may be deemed participants in the solicitation of proxies from the stockholders of Silverback in connection with the proposed Merger and any other matters to be voted on at the special meeting. Information regarding the names, affiliations and interests of such directors and executive officers have been included in the preliminary and definitive proxy statements related to the proposed Merger. Additional information regarding such directors and executive officers is included in Silverback’s definitive proxy statement on Schedule 14A for the 2022 Annual Meeting of the Stockholders, which was filed with the SEC on April 28, 2022.

Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Silverback’s stockholders in connection with the proposed Merger and any other matters to be voted upon at the special meeting are set forth in the preliminary and definitive proxy statements for the proposed Merger.

These documents are available free of charge as described in the preceding paragraph.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Second Amendment to the Agreement and Plan of Merger and Reorganization, dated October 25, 2022, by and among Silverback Therapeutics, Inc., Sabre Merger Sub, Inc. and ARS Pharmaceuticals, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERBACK THERAPEUTICS, INC.

Date: October 27, 2022	By:	/s/ Jeffrey C. Pepe, Ph.D., J.D.
Jeffrey C. Pepe, Ph.D., J.D.
Interim Chief Executive Officer

Exhibit 10.1

SECOND AMENDMENT TO THE

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This Second Amendment (this “Amendment”) to the Agreement and Plan of Merger and Reorganization, dated as of July 21, 2022, by and among Silverback Therapeutics, Inc., a Delaware corporation (“Parent”), Sabre Merger Sub, Inc. a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and ARS Pharmaceuticals, Inc., a Delaware corporation (the “Company”), as amended by that First Amendment, dated as of August 11, 2022 (as amended, the “Merger Agreement”), is made and entered into as of October 25, 2022. Each of Parent, Merger Sub and the Company is a “Party,” and collectively, the “Parties.” Capitalized terms used but not otherwise defined in this Amendment will have the same meanings ascribed to such terms in the Merger Agreement.

WHEREAS, the Parties have entered Merger Agreement;

WHEREAS, pursuant to Section 8.5 of the Merger Agreement, the obligations of the Company to effect the Merger and otherwise consummate the Contemplated Transactions are subject to the satisfaction or the written waiver by the Company, at or prior to the Closing, of the condition that the Parent Net Cash shall not be greater than $255,000,000 (the “Parent Net Cash Ceiling”); and

WHEREAS, the Parties wish to increase the Parent Net Cash Ceiling, amend the proviso set forth in Section 4.1(b)(i), which sets forth the definition of the term “Permitted Dividend,” and amend Exhibit A, which sets forth the definition of the term “Parent Valuation”, as set forth below.

NOW, THEREFORE, in connection with the Contemplated Transactions and in consideration of the premises and the mutual promises herein made, the Parties hereby agree and acknowledge as follows:

Amendment of Parent Net Cash Ceiling. The Parties hereby agree that Section 8.5 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“8.5    Parent Net Cash. Parent Net Cash, as finally determined pursuant to Section 1.6, shall not be less than $210,000,000 nor greater than $265,000,000; provided, however, that if Parent Net Cash is greater than $265,000,000, Parent may declare a Permitted Dividend in the amount of such excess to satisfy such condition.”

Permitted Dividend. The Parties hereby agree that the proviso set forth in Section 4.1(b)(i) of the Merger Agreement be amended and restated in its entirely to read as follows:

“provided, however, that to the extent that Parent Net Cash is greater than $265,000,000, Parent shall be permitted to declare any such excess amount as a dividend (a “Permitted Dividend”);”

Amendment of Exhibit A. The Parties hereby agree that clause (i) in the definition of term “Parent Valuation” set forth in Exhibit A of the Merger Agreement be amended and restated in its entirety to read as follows:

“(i) if Parent Net Cash is greater than $240,000,000, the sum of (x) the Parent Equity Value plus (y) the amount by which, up to $25,000,000, Parent Net Cash exceeds $240,000,000”.

Miscellaneous. Except as expressly modified hereby, the provisions of the Merger Agreement shall not be affected hereby and shall remain in full force and effect. The provisions of Section 10 of the Merger Agreement (as applicable) shall govern this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first above written.

ARS PHARMACEUTICALS, INC.

By:	/s/ Richard Lowenthal
Name:	Richard Lowenthal, M.S., MSEL
Title:	Chief Executive Officer

ACKNOWLEDGED AND AGREED:

SILVERBACK THERAPEUTICS, INC.

By:	/s/ Jeffrey C. Pepe
Name:	Jeffrey C. Pepe, Ph.D., J.D.
Title:	Interim Chief Executive Officer

SABRE MERGER SUB, INC.

By:	/s/ Jeffrey C. Pepe
Name:	Jeffrey C. Pepe, Ph.D., J.D.
Title:	Secretary